Exhibit 99.1

For Immediate Release

Contact:

Richard Wiley

Samsonite Corporation

Phone: (303) 373-6373

Samsonite Reports Third Quarter Results

DENVER, Colorado, December 9, 2004 — SAMSONITE CORPORATION (OTC Bulletin Board: SAMC.OB) today reported revenues of $231.4 million, operating income of $22.0 million and net income to common stockholders of $2.7 million, or $0.01 per share, for the quarter ended October 31, 2004.  These results compare to revenue of $202.4 million, operating income of $17.1 million and net loss to common stockholders of $0.6 million, or less than $0.01 per share, for the third quarter of the prior year.  The accrual of preferred stock dividends in arrears of $3.5 million for the current quarter and $3.3 million for the prior year period are reflected in the net income (loss) to common stockholders.

Adjusted EBITDA (earnings before interest expense, taxes, depreciation, amortization, and minority interest, adjusted for certain items management believes should be excluded in order to reflect recurring operating performance including restructuring charges, executive severance, non-cash stock compensation adjustments, asset impairment charges and to include realized currency hedge gains and loses), a measure of core business cash flow, was $26.5 million for the three months ended October 31, 2004 compared to $21.8 million for the third quarter of the prior year.

Revenues for the nine months ended October 31, 2004 were $651.9 million compared to revenues of $556.5 million during the same nine-month period in the prior year. Operating earnings for the first nine months of the year were $42.4 million compared to $46.1 million during the prior year. Net loss to common stockholders for the first nine months of the year was $26.0 million, or $0.12 per share, versus a net loss of $31.5 million, or $0.35 per share, during the same period in the prior year. Net loss to common stockholders includes charges of $10.2 million in the current year and $27.8 million in the prior year for accrued preferred stock dividends. Adjusted EBITDA for the first nine months of the current year was $69.4 million versus $58.9 million for the same period in the prior year.

Chief Executive Officer, Marcello Bottoli, stated:  “The Company’s operating performance continues to improve with sales growth of 14.3% (10.6% on a constant currency basis) for the quarter and Adjusted EBITDA growth of 21.7% representing the Company’s fourth consecutive quarter of consistent year-over-year growth.  Reflecting the positive impacts of the Company’s operational restructuring activities, quarterly gross profit margins also improved increasing to 45.4% from 44.0% in the prior year.  These results also reflect the Company’s commitment to support its brands and products in various markets around the world.  Advertising and marketing promotional expenses during the quarter were $15.5 million bringing the year-to-

date expense total through the third quarter to $44.4 million or $11.8 million more than the prior year.”

Richard Wiley, Chief Financial Officer, commented:  “In addition to improved sales and profitability, the Company continues to improve the efficiency of its working capital deployment and to reduce its debt.  Net working capital efficiency improved 290 basis points from the prior year third quarter on a last twelve-month average balance basis to 20.5% and debt net of cash balances was $316.8 million at quarter end or $10.2 million lower than at the end of the second quarter.”

Samsonite Corporation will hold a conference call with securities analysts to discuss this press release at 10:00 a.m. Eastern Daylight Time on Friday, December 10, 2004.  Investors and interested members of the public are invited to listen to the discussion.  The dial-in phone numbers are (877) 809-7599 in the U.S./Canada and (706) 679-6135 for international calls, the conference name is Samsonite and the conference ID # is 2607296.  The leader of the call is Marcello Bottoli.  If you cannot attend this call, it will be played back through Thursday, December 30, 2004.  The playback numbers are (800) 642-1687 in the U.S./Canada and (706) 645-9291 for international calls, and the conference ID # is 2607296.

Samsonite is one of the world’s largest manufacturers and distributors of luggage and markets luggage, casual bags, business cases and travel-related products under brands such as SAMSONITE®, AMERICAN TOURISTER®, LARK®, HEDGREN®, LACOSTE® and SAMSONITE® black label.

A summary of the Company’s calculation of Adjusted EBITDA, a reconciliation of Adjusted EBITDA to net cash provided by (used in) operating activities, and a summary of the Company’s earnings (losses) under generally accepted accounting principles are attached as part of this release.  The Company believes that disclosure of its operating earnings before interest, taxes, depreciation and amortization, as further adjusted to exclude goodwill and asset impairment charges, restructuring charges and expenses, executive severance and stock compensation expense and to include realized currency hedge gains and losses (“Adjusted EBITDA”), provides useful information regarding the Company’s ability to incur and service debt, but that it should not be considered a substitute for operating income or cash flow from operations determined in accordance with generally accepted accounting principles.  Other companies may calculate EBITDA, or derivations thereof, in a different manner than the Company.  Adjusted EBITDA does not take into consideration substantial costs and cash flows of doing business, such as interest expense, income taxes, depreciation, amortization, restructuring charges and expenses, and stock compensation expense, and should not be considered in isolation to or as a substitute for other measures of performance.  Adjusted EBITDA, as calculated by the Company, also excludes extraordinary items, discontinued operations, minority interest in earnings of subsidiaries, certain items of other income and expense and preferred stock dividends.  Adjusted EBITDA does not represent funds available for discretionary use by the Company because those funds are required for debt service, capital expenditures, working capital, and other commitments and obligations.

Neither EBITDA nor Adjusted EBITDA is an accounting term used in generally accepted accounting principles.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They can often be recognized by words such as “proposed,” “may,” “will,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and “expect” and similar expressions. Variations on those or similar words, or the negative of those words, may also indicate forward-looking statements.  Forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors that may cause actual and future performance or achievements of the Company to be materially different from any future estimated results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, events which affect travel levels (such as the impact of terrorist attacks, armed conflicts in the Middle East and other regions, the incidence or spread of contagious diseases (such as SARS), or other economic, political or public health or safety conditions or events that impact consumer confidence and spending); general economic and business conditions, including foreign currency exchange rate fluctuations; industry capacity; changes in consumer preferences; demographic changes; competition; changes in methods of distribution and technology; changes in political, social and economic conditions and local regulations; general levels of economic growth in emerging market countries; the loss of significant customers; completion of new product developments within anticipated time frames; changes in interest rates; and other factors that are beyond our control. More information on the risks, uncertainties and other factors affecting Samsonite Corporation may be obtained from the Company’s filings with the United States Securities and Exchange Commission.  Forward-looking statements are believed to be accurate as of the date of this release, and the Company undertakes no obligation to update or revise said statements as a result of future events.

* * * * * * * * * *

Samsonite Corporation Earnings Summary

October 31, 2004 and 2003

(in thousands, except per share data)

(Unaudited)

	Three months ended		Nine months ended
	October 31,		October 31,
	2004	2003	2004	2003
Net sales	$231,369	202,421	$651,920	556,514
Cost of goods sold	126,420	113,282	356,198	310,853
Gross profit	104,949	89,139	295,722	245,661

Selling, general and administrative expenses	82,337	71,700	246,783	198,635
Amortization of intangible assets	588	320	1,767	967
Provision for restructuring operations	—	—	4,074	—
Asset impairment charge	—	—	671	—
Operating income	22,024	17,119	42,427	46,059

Interest expense and amortization of debt issue costs	(8,042)	(10,244)	(27,210)	(33,546)
Interest and other income (expense), net	(2,569)	(2,166)	(20,626)	(7,297)
Income before income taxes, minority interest and extraordinary item	11,413	4,709	(5,409)	5,216

Income tax expense	(4,276)	(1,422)	(7,567)	(6,731)
Minority interest in earnings of subsidiaries	(967)	(662)	(2,922)	(2,159)
Net income (loss)	6,170	2,625	(15,898)	(3,674)

Senior redeemable preferred stock dividends, paid and accrued, and accretion of discount	(3,463)	(3,251)	(10,151)	(27,790)

Net income (loss) to common stockholders	$2,707	(626)	$(26,049)	(31,464)

Net income (loss) per common share - basic	$0.01	— *	$(0.12)	(0.35)
Net income (loss) per common share - diluted	$0.01	— *	$(0.12)	(0.35)

Weighted average shares outstanding - basic	224,809	224,705	224,740	88,888
Weighted average shares outstanding - diluted	229,164	224,705	224,740	88,888

* Less than $.01 loss per share

Summary of Adjusted EBITDA Calculation
Operating income	$22,024	17,119	$42,427	46,059
Depreciation expense	4,579	4,348	14,066	13,515
Amortization expense	588	320	1,767	967
Asset impairment and restructuring charges and expenses	543	(16)	7,765	—
Stock compensation expense (benefit)	(1,395)	—	2,738	—
Realized gains/(losses) on foreign currency forward contracts	160	2	651	(1,618)

Adjusted EBITDA	26,499	21,773	69,414	58,923
Adjustments to reconcile Adjusted EBITDA to net cash provided by operating activities
Restructuring related expense, not previously accrued	(543)	16	(1,621)	—
Cash provided (used) by changes in operating assets and liabilities	7,950	11,878	(8,438)	(1,218)
Non-cash operating additions (subtractions)
Amortization and write-off of debt issue costs and premium	636	568	5,871	2,539
Provision for doubtful accounts	1,206	353	1,918	393
Pension and other post-retirement plan losses (gains)	852	(156)	2,416	280
Other, net	402	(88)	(615)	(4,648)
Income (expense) excluded from Adjusted EBITDA
Interest income	95	57	325	228
Interest expense	(8,042)	(10,244)	(27,210)	(33,546)
Income tax expense	(4,276)	(1,422)	(7,567)	(6,731)
Minority interest in earnings of subsidiaries	(967)	(662)	(2,922)	(2,159)
Other income (expense) items, net	(2,864)	(2,170)	(23,744)	(7,899)

Net cash provided by operating activities	$20,948	19,903	$7,827	6,162